Exhibit 10.51

DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT (this “Agreement”), dated as of February 05, 2025, is entered into by and among Propanc Biopharma, Inc a Delaware corporation (the “Company”) and Oxfel Pty Ltd (the “Creditor” and together with the Company, the “Parties” and each, a “Party”).

WITNESSETH:

WHEREAS, the Company owes the Creditor a total of $12,500 for loan (the “Debt”);

WHEREAS, upon the Closing (as defined below) of this Agreement, the Company will issue to the Creditor shares of common stock of the Company, par value $.001 per share (the “Common Stock”), at an exchange rate of $5.00 per share (the “Exchange Rate”) for a total of 5,000 shares of the Company’s Common Stock (“Exchange Shares”);

WHEREAS, the Company will issue the Exchange Shares to the Creditor in exchange for the Debt;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

Section I

EXCHANGE

l. l Closing Transactions. Upon execution of this Agreement, the following exchange (the “Exchange”) shall occur on the closing date (the “Closing Date”), upon which:

(a)	the Creditor acknowledges that the Debt is no longer outstanding;

(b)	the Company shall issue the Exchange Shares to Creditor and provide all necessary documentation from the Company’s transfer agent evidencing the Exchange Shares registered in the name of the Creditor; and

(c)	the Exchange Shares are being issued at the Exchange Rate, the fair market value of the Common Stock on the date that terms were agreed to between the Parties. Thus, an aggregate of 25,000 shares of Common Stock are being authorized to issue upon the signing of this Agreement in exchange for the Debt;

Section II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company represents and warrants to the Creditor as follows:

(a) Organization, Authority and Subsidiaries. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the business, properties, management, financial position or results of operations or prospects of the Company.

(b) Due Issuance and Authorization.

(i) This Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will each constitute a valid and legally binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(ii) The Exchange Shares have been duly authorized by the Company and, when issued as provided herein, will be validly issued, fully paid and non-assessable and free and clear of any pre-emptive rights or rights of first offer or similar rights and will be free of any liens or encumbrances, except inchoate liens arising by operation of law, of the stockholders of the Company; provided, however, that the Exchange Shares shall be subject to restrictions on transfer in accordance with the terms of this Agreement and under state and/or federal securities laws or otherwise required by such Jaws at the time a transfer is proposed.

(c) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority, regulatory authority, or court or other third party on the part of the Company, or the Guarantor is required in connection with the execution and delivery of the Agreement or the consummation of the exchange and the transactions contemplated hereunder.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, each as amended, to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any Jaw or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(g) Issuance Exempt. Assuming the truth and accuracy of the representations and warranties of the Creditor contained in Section 2.2 hereof, the offer, sale, and issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. All shares of capital stock and other securities issued by the Company prior to the date of this Agreement have been issued in transactions either registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws.

(h) No Integrated Offering. Neither, the Company nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Exchange Shares, nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of any of the Exchange Shares under the Securities Act or cause the Exchange Shares or the other transactions contemplated by this Agreement to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

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(i) Litigation. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Company’s Subsidiaries is a party or to which any property of the Company or any of the Company’s Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of the best knowledge of the Company and the Guarantor, no such investigations, actions, suits or proceedings are threatened by any Governmental Entity or by others.

(i) Acknowledgment Regarding Exchange Shares. The Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Exchange Shares hereunder and the consummation of the transactions contemplated hereby are in the best interests of the Company and its stockholders.

2.2 Representations and Warranties of the Creditor. The Creditor hereby represents and warrants to the Company and Guarantor as follows:

(a) Organization. The Creditor is able to perform his obligations under this Agreement.

(b) Authorization. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action of the Creditor. The Agreement constitutes a valid and binding obligation of the Creditor, enforceable in accordance with its terms. No other proceedings are necessary for the execution and delivery by the Creditor of this Agreement, the performance of his obligations hereunder or the consummation by it of the exchange and the transactions contemplated hereby.

(c) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority, regulatory authority, court or other third party on the part of the Creditor is required in connection with the execution and delivery of this Agreement or the consummation of the exchange and the transactions contemplated hereby, except where the failure to obtain such consent, approval or authorization or make such declaration or filing would not be reasonably likely to have a material adverse effect.

(d) No Conflicts. The execution, delivery and performance by the Creditor of this Agreement and the consummation of the and the transactions contemplated thereby will not (i) conflict with or result in a ‘breach or violation of any of the terms or provisions of, or constitute a defau1t under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Creditor is a party or by which the Creditor is bound, (ii) intentionally omitted or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect.

(e) Transfers or Assignments of Debt. The Creditor has not transferred, assigned or sold any of the Debt prior to the date hereof.

(f) Creditor Capacity. The Creditor, by reason of his business and financial experience, has the capacity to protect his own interests in connection with the Exchange and the transactions contemplated by t’hjs Agreement. The Creditor is able to bear the economic risk of an investment in the Exchange Shares and has sufficient net worth to sustain a loss of all of its investment in the Exchange Shares if such a loss should occur. The Creditor is acquiring the Exchange Shares for bis own account for investment only, not as a nominee or agent, and not with a view towards the resale or distribution thereof in violation of the Securities Act. The Creditor represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

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(g) Due Diligence. The Creditor has received all such documents, records and information which the Creditor has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the business, operations, financial condition, assets, liabilities, and all other matters relating to the Company and its Subsidiaries relevant to the Creditor’s investment in the Exchange Shares.

(h) No Registration. The Creditor understands and hereby acknowledges that he is aware that the Exchange Shares have not been registered under the Securities Act or any similar state securities laws and that the Exchange Shares will be issued by the Company in reliance upon exemptions from the registration requirements of such laws. The Exchange Shares are being issued in accordance with the provisions of Rule 144 under the Securities Act of 1933 and are subject to the provisions of Rule 144.The Creditor further understands and acknowledges that all representations, warranties and agreements made herein form, in part, the basis for the foregoing exemptions under the Securities Act and the applicable state securities laws, and that in issuing the Exchange Shares to the Creditor, the Company has relied on all representations, warranties and agreements of the Creditor contained herein.

(i) Certain Tax Matters. The Creditor does hereby acknowledge that he (i) has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of an investment in the Exchange Shares, (ii) is relying solely on such advisors and not on any statements or representations of the Company, the Guarantor or any of their respective agents and (iii) understands that it shall be responsible for its own tax liability that may arise as a result of this investment in the Exchange Shares.

Section III

ADDITIONAL AGREEMENTS

3.1 Remedies. The Creditor acknowledges that his breach or impending violation of any of the provisions of this Section 3 may cause irreparable damage to the Company for which remedies at law would be inadequate. The Creditor further acknowledges that the provisions set forth herein are essential terms and conditions of this Agreement. The Creditor therefore agrees that Company shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Creditor and the Creditor hereby consents to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the State of Florida This remedy shall be in addition to all other remedies available to the Company at law or equity. If any portion of this Section 3.1 is adjudicated to be invalid or unenforceable, this Section 3.1 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 3.1 in the jurisdiction in which such adjudication is made.

3.2 Further Assurances. From time to time after the Closing Date, each Party hereto shall deliver or cause to be delivered such further documents and instruments and shall do and cause to be done such further acts as a Party may reasonably request to carry out the provisions and purposes of this Agreement.

3.3 Public Announcements. Except as may be required by applicable law, no Party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any Party from promptly making all filings with any Governmental Entity or disclosures with the stock exchange, if any, on which such Party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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Section IV

CERTAIN DEFINITIONS

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section IV, shall be construed in accordance with GAAP. The following terms have the meanings set forth below:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement’’ means this Agreement.

“Closing” has the meaning assigned to it in Section 1.1 hereof.

“Closing Date” has the meaning assigned to it in Section 1.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Shares” has the meaning assigned to it in the recitals hereof.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Creditor” has the meaning assigned to it in the Preamble hereof.

“Material Adverse Effect,” when used with respect to any Person, means a material adverse effect or change on the condition (financial or otherwise), operations or results thereof, or properties or assets (taken as a whole), of such Person and its subsidiaries as a whole, or any event that has occurred or circumstances that exist that result in such material adverse effect or change; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Company operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (iv) conditions caused by acts of terrorism or war (whether or not declared); (v) a change in law; (vi) changes in GAAP; (vii) the announcement of the transactions contemplated in this Agreement; (viii) changes in political conditions; or (ix) acts of God.

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“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which such Person possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll employment, severance, stamp, occupation, premium, windfall profits, customs, duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, estimated or other tax of any kind whatsoever, including any interest, penalties or additions thereto.

“Transfer” means to sell, exchange, transfer, negotiate, gift, convey in trust, pledge, assign, encumber or otherwise dispose of.

Section V

MISCELLANEOUS

5.1 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer of each Party.

5.2 Waiver. The conditions to each Party’s obligation to consummate the Closing are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving Party that makes express reference to the provision or provisions subject to such waiver.

5.3 Counterparts and Facsimile. For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by .PDF or electronic facsimile (including via electronic mail), and such .PDF or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.4 Governing Law; Forum This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to principles of conflicts of law or choice oflaw that would compel the application of the substantive laws of any other jurisdiction. The Parties hereby consent to the concurrent exclusive jurisdiction of the courts of the State of Florida and the United States located in Florida County, Florida in connection with any suit, action or proceeding arising out of or relating in any manner to this Agreement, and each of the Parties further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in either court, or to in personal jurisdiction.

5.5 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OP, RELATING TO OR IN CONNECT1ON WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (IT) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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5.6 Remedies. Each of the Parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

5.7 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow); {ii) one day after sent by reputable overnight express courier (charges prepaid); or (iii) five (5) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company and the Creditor shall be sent to the addresses indicated below:

If to the Company 302/6 Butler Street,

Camberwell Vic 3124

AUSTRALIA

or

If to Creditor:

40 Highland Road,

Keilor Vic 3036

AUSTRALIA

5.8 Entire Agreement. This Agreement (including the Exhibits hereto) referenced herein set forth the entire agreement of the Parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

5.9 Assignment: Successors and Assigns. Neither this Agreement nor any .right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of the other Parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that the Creditor may, without the prior consent of the Parent or the Company, assign its rights hereunder to any of its Affiliates. Except as expressly set forth herein, this Agreement shall not inure to the benefit of or be enforceable by any other Person. All covenants, promises and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

5.10 Severability. ff any provision of this Agreement or the application thereof to any Person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so Jong as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

5.11 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the Company, the Guarantor and the Creditor, any benefits, rights or remedies of any nature whatsoever.

5.12 Interpretation. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

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IN WITNESS WHEREOF, the Parties have executed this Debt Exchange Agreement as of the date first written above.

/s/ James Nathanielsz
By:	Propanc Biopharma, Inc
Name:	James Nathanielsz
Title:	CEO

/s/ Nickolas Loizou
By:	Oxfel Pty Ltd
Name:	Nickolas Loizou
Title:	Director

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